EXHIBIT (A)(1)(IV)

Offer to Purchase for Cash

up to 9,893,955 Shares of the Issued and Outstanding Shares of Common Stock

of

TRI-CONTINENTAL CORPORATION

at

99.25% of Net Asset Value Per Share

by

TRI-CONTINENTAL CORPORATION

THE OFFER TO PURCHASE WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON FEBRUARY 11, 2009.

THIS OFFER IS SUBJECT TO IMPORTANT TERMS AND CONDITIONS, INCLUDING THE CONDITIONS LISTED IN THE OFFER TO PURCHASE UNDER “CERTAIN CONDITIONS OF THE OFFER.”

To Our Clients:

Enclosed for your consideration is the Offer to Purchase, dated January 13, 2009 (the “Offer to Purchase”), of Tri-Continental Corporation, a closed-end management investment company incorporated under the laws of the State of Maryland (the “Fund”) (which, with any amendments or supplements thereto, collectively constitute the “Offer”), pursuant to which the Fund is offering to purchase up to 9,893,955 (approximately 12.5%) of its issued and outstanding shares of common stock, par value $0.50 per share (the “Shares”). As of January 9, 2009, 79,151,646 Shares were outstanding. The offer is to purchase Shares in exchange for cash at a price equal to 99.25% of the net asset value (“NAV”) per Share determined as of the close of the regular trading session of the New York Stock Exchange (the “NYSE”), the principal market in which the Shares are traded, on the trading day after the date the offer expires (the “Pricing Date”). The Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase. The Offer will expire at 5:00 p.m., Eastern Time, on February 11, 2009.

The Offer to Purchase is being forwarded to you for your information only and cannot be used by you to tender Shares held by us for your account. We are the holder of record of Shares held for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND ONLY PURSUANT TO YOUR INSTRUCTIONS.

Your attention is called to the following:

(1) The purchase price to be paid for the Shares is equal to 99.25% of the NAV per Share determined as of the close of the regular trading session of the NYSE on the Pricing Date.

(2) The Offer is not conditioned upon any minimum number of Shares being tendered.

(3) Upon the terms and subject to the conditions of the Offer, the Fund will purchase all Shares validly tendered on or prior to the Expiration Date, subject to the Offer being oversubscribed, in which case the Fund will pro-rate.

(4) Your instructions to us should be forwarded in ample time before the Expiration Date to permit us to submit a tender on your behalf.

(5) No fees or commission will be payable to the Fund in connection with the Offer. The Fund will pay any securities transfer taxes on the purchase of Shares by the Fund pursuant to the Offer. However, a broker, dealer or other person may charge a fee for processing the transactions on behalf of stockholders.

An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE OFFER.

THIS OFFER IS ONLY BEING MADE TO, AND MAY ONLY BE ACCEPTED BY, HOLDERS OF SHARES LOCATED IN THE UNITED STATES, CANADA OR THE UNITED KINGDOM. HOLDERS OF SHARES NOT LOCATED IN ANY OF THOSE THREE JURISDICTIONS MAY NOT PARTICIPATE IN THE OFFER.

NONE OF THE FUND, ITS BOARD OF DIRECTORS, RIVERSOURCE INVESTMENTS, LLC (THE FUND’S INVESTMENT MANAGER), AMERIPRISE FINANCIAL, INC. OR THE DEPOSITARY, IS MAKING ANY RECOMMENDATION TO ANY STOCKHOLDER WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES IN THE OFFER. EACH STOCKHOLDER IS URGED TO READ AND EVALUATE THE OFFER AND ACCOMPANYING MATERIALS CAREFULLY.

Very Truly Yours,

Tri-Continental Corporation

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter, and the enclosed Offer, dated January 13, 2009, relating to the offer by Tri-Continental Corporation (the “Fund”) to purchase up to 9,893,955 Shares of its issued and outstanding common stock, par value $0.50 per share (the “Shares”).

This will instruct you to tender to the Fund the number of Shares indicated below (which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer that you have furnished to the undersigned.

AGGREGATE NUMBER OF SHARES TO BE TENDERED:              SHARES

ENTER NUMBER OF SHARES TO BE TENDERED.

SIGN HERE

Account Number:	Signature:

Dated:

Please print name(s) and address(es)

Daytime Area Code and Tel. No.

Taxpayer Identification No. or Social Security No.